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                                                                    EXHIBIT 3(a)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PLAINS PETROLEUM COMPANY

                    (Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law)


          PLAINS PETROLEUM COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is PLAINS PETROLEUM COMPANY. The date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was November 30, 1983.

          2. The text of Certificate of Incorporation of the Corporation, as amended or supplemented heretofore and herewith, is hereby restated to read as herein set forth in full:

          FIRST.  The name of this corporation is Plains Petroleum Company.

          SECOND. The address of this corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH. The total number of shares of stock that this corporation shall have authority to issue is 21,000,000 shares, consisting of 20,000,000 shares of Common Stock of the par value of $0.01 per share and 1,000,000 shares of Preferred Stock of the par value of $0.01 per share. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and preferences and (a) may have such voting powers, full or limited, or no voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such

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other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board.

          The number of authorized shares of any class of stock of this corporation, including without limitation the Preferred Stock and the Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least 50% of the total voting power of all shares of stock of the corporation entitled to vote in the election for directors generally, considered for purposes of this Article Fourth as one class.

          FIFTH. Any and all right, title, interest and claim in or to any dividends by this corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of four years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of this corporation, its transfer agent or other agents or depositaries, shall at such time become the absolute property of this corporation, free and clear of any and all claims of any persons whatsoever.

          SIXTH. A. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this corporation is expressly authorized to make, alter or repeal the by-laws of this corporation. Stockholders may alter, amend or repeal the by-laws by an affirmative vote of two-thirds of the total voting power of ALL shares of stock of the corporation entitled to vote in the election of directors generally, considered for the purposes of this Article Sixth as one class.

          B. (1) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or

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proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to be-lieve that his conduct was unlawful.

          (2) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, however, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery of Delaware or such other court shall deem proper.

          (3) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections B(l) and (2) of this Article SIXTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4) Any indemnification under subsections B(l) and (2) of this Article SIXTH shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections B(l) and (2) of this Article SIXTH. Except as otherwise expressly required in subsections B(l) and
(2), such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

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          (5)  Expenses incurred by any person who may have a right of indemnification hereunder in defending any civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified hereunder.

          (6) The right to indemnification and the advancement of expenses provided by this Article SIXTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article SIXTH and regardless of whether he would have been entitled to indemnification by the corporation.

          (8) For the purposes of Article SIXTH, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article SIXTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (9) For purposes of Article SIXTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any

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service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article SIXTH.

          (10) Notwithstanding the foregoing provisions of Article SIXTH, the corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law, as may from time to time be in effect.

          (11) All rights to indemnification and advancement of expenses provided by this section B of Article SIXTH shall be deemed to be a contract between the corporation and each person entitled to indemnification and advancement of expenses hereunder. Any repeal or modification of this Article SIXTH or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not diminish any rights to indemnification or advancement of expenses with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          C. If a claim under section B of this Article SIXTH is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of con-duct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation

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(including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          D. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit.

          SEVENTH. A. The number of directors which shall constitute the whole board of directors of this corporation shall nor be less than five nor more than eleven with the actual number, if to be greater than five, to be fixed by resolution of a majority of the directors. Initially, the number of directors which shall constitute the whole Board of Directors of this corporation shall be five. Effective as of the annual meeting of stockholders occurring in 1985, the Board of Directors shall be divided into three classes, the first of which shall consist of one director and each remaining class consisting of two directors. The initial term of office of the first class ("Class I") shall expire at the annual meeting of stockholders occurring in 1986, the initial term of office of the second class ("Class II") shall expire at the annual meeting of stockholders occurring in 1987, and the initial term of office of the third class ("Class III") shall expire at the annual meeting of stockholders occurring in 1988. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall cease to serve by reason of death, resignation, removal or other cause. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

          B. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall af-fect the power of the

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Board of Directors to manage and direct the business and affairs of the corporation.

          C. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for "Cause" (as hereinafter defined), and only by the affirmative vote of the holders of at least 50 percent of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors generally, considered for purposes of this Article SEVENTH as one class. For purposes of this paragraph C of this Article SEVENTH, "Cause" shall require either (1) a felony conviction, or (2) an adjudication by a court of competent jurisdiction following a trial on the merits of gross negligence or misconduct in the performance of the director's duty to the corporation.

          D. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, removal or other cause may be filed only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. In the event that all of the directorships have been vacated by reason of deaths, resignations, removals or other causes, then within ten (10) days of the date on which the last director ceased to serve as a director, the then highest ranking officer of the corporation shall direct that written notice be sent to the stockholders informing them of the place, date and hour of a special stockholders' meeting which shall be held for the purpose of filling the vacated directorships. Such stockholders' meeting shall be held not less than ten (10) days after the mailing of the notices described in the preceding sentence, but not more than sixty (60) days after the date of such notice. In the event the then highest ranking officer fails to provide notice or no such officer is available, any stockholder may request the Chancery Court of the State of Delaware to schedule a special stockholders' meeting for the purpose of electing directors. Any director chosen pursuant to the provisions of this paragraph shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires and until his successor is duly elected and qualified.

          E. The provisions set forth in paragraphs A and D of this Article SEVENTH are subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation.

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          F.   In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation this Article SEVENTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article SEVENTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 90 percent of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors generally, considered for purposes of this Article SEVENTH as one class.

          EIGHTH. A. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances as set forth in this Restated Certificate of Incorporation or in a resolution providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it by this Restated Certificate of Incorporation, nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors, or by any stockholder of record of the corporation entitled to vote in the election of directors generally provided that such stockholder has given actual written notice of such stockholder's intent to make such nomination or nominations to the Secretary of the corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting (or, if later, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders if such meeting involved the public solicitation of proxies for the election of directors), and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following (a) the date on which notice of such meeting is first given to stockholders or (b) the date on which public disclosure of such meeting is made, whichever is earlier. Each such notice submitted by a stockholder of record intending to make a nomination shall include: (1) the name and address of the stockholder of record who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee or between the Stockholder or the nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made by the stockholder or relating to the corporation or its securities or to such nominee's service as a director if elected; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (5) a representation that each person to be nominated,

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has been a beneficial or record owner of shares of stock of the corporation for a period of not less than 90 days prior to the date of such notice; and (6) the written consent of each nominee to serve as a director of the corporation if so elected. The Secretary of the corporation shall deliver any such notices of nominations submitted by stockholders to the person who shall serve as chairman of the stockholder's meeting at which such nominations are to be considered for election. The chairman of the meeting shall review such notices of nomination and shall accept for nomination only those candidates for whom proper notice has been submitted in accordance with the provisions of the Restated Certificate of Incorporation and by-laws of this corporation. The nomination of any person not made in compliance with such provisions shall be of no effect.

          B. In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article EIGHTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article EIGHTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 90 percent of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors generally, considered for purposes of this Article EIGHTH as one class.

          NINTH. A. Any stockholder action required or permitted by the General Corporation Law of the State of Delaware to be taken by the stockholders of the corporation at any annual or special meeting of such stockholders must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders unless such consent shall be unanimous.

          B. The Chairman of the Board, if any, or in his absence, the President, or in the absence of both the Chairman of the Board and the President, such officer or director of the corporation as the Board of Directors shall prescribe from time to time by resolution, shall call meetings of the stockholders to order and shall act as chairman of such meetings. In the event the Chairman of the Board, the President and any person prescribed from time to time by resolution, are not present, the meeting shall be adjourned until such time as there shall be present the Chairman of the Board, the President or a person prescribed by resolution. The chairman of the meeting shall have plenary power to set the agenda, determine the procedure and rules of order, and make definitive rulings at meetings of the stockholders. The Secretary or an Assistant Secretary of the corporation shall act as secretary at all meetings of the stockholders, but in their absence the chairman of the meeting may appoint any person present at the meeting to act as secretary of the meeting.

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          C.   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 90 days prior to such meeting (or, if later, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders if such meeting involved the public solicitation of proxies for the election of directors). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article NINTH. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article NINTH, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          D. Special meetings of the stockholders of the corporation may be called by the Chairman of the Board, if any, or the President of the corporation, in his discretion, and shall be called by the President or Secretary at the direction in writing of not less than three directors of the corporation then holding office. Such written direction shall state the purpose or purposes of the proposed meeting. No business may be conducted at a special meeting of the stockholders unless set forth in the notice of such meeting (or any supplement thereto) given by or at the direction of an appropriate officer of the corporation as identified herein. Special meetings of the stockholders may also be called by the then highest ranking officer of the corporation or as otherwise provided in paragraph D of Article SEVENTH of this Restated Certificate of Incorporation in the event that all of the directorships of the corporation have been vacated.

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          E.   In addition to the voting requirements imposed by law or by any other provision of this Restated Certificate of Incorporation, this Article NINTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article NINTH be adopted, unless such action is approved by the affirmative vote of the holders of at least 90 percent of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors generally, considered for purposes of this Article NINTH as one class.

          TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class or stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          ELEVENTH. A. In addition to the vote or consent of the holders of stock of this corporation otherwise required by law, by agreement or by this Restated Certificate of Incorporation, and except as set forth in paragraph (B) of this Article ELEVENTH, any Business Transaction (as hereinafter defined) shall require the affirmative vote of the holders of that number of outstanding shares of all classes of stock of this corporation entitled to vote in elections of directors (considered for the purposes of this Article ELEVENTH as one class) which equals the sum of (a) the number of outstanding shares of such voting stock beneficially owned (as hereinafter defined) by any Interested Related Party (as hereinafter defined) plus (b) ninety percent (90%) of the remaining number of outstanding shares of such voting stock that are not beneficially owned by any Interested Related Party.

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          B.   The provisions of this Article ELEVENTH shall not be applicable to any Business Transaction if either:

          1. such Business Transaction shall have been approved by a resolution adopted by not less than three-fourths of those members of the Board of Directors of this corporation holding office at the time such resolution is adopted who are not themselves Related Party Directors (as hereinafter defined); or

          2. all of the following conditions have been met: (a) the aggregate amount of the cash and the fair market value (as determined by the investment banking firm referred to in clause (d) below) of consideration other than cash to be received per share in the Business Transaction by holders of Common Stock of this corporation is not less than the higher of (i) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealer's fees, dealer-management compensation and similar expenses) paid or payable by any Interested Related Party to acquire beneficial ownership of any shares of Common Stock within the three-year period immediately prior to the record date for the determination of stockholders of this corporation entitled to vote on or consent to such Business Transaction, or (ii) the per share book value of the Common Stock (computed in accordance with generally accepted accounting principles) at the end of the fiscal quarter of this corporation immediately preceding the record date for the determination of stockholders of this corporation entitled to vote on or consent to such Business Transaction; (b) the consideration to be received by holders of Common Stock other than any Interested Related Party shall be either in cash or in the form used by any Interested Related Party to acquire the largest number of shares of Common Stock previously acquired by any Interested Related Party; (c) at the record date for the determination of stockholders of this corporation entitled to vote on the proposed Business Transaction, there shall be one or more directors of this corporation who are not Related Party Directors; and (d) a proxy statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the holders of outstanding shares of stock of this corporation entitled to vote in elections of directors as of the record date for the determination of stockholders of this corporation entitled to vote on or consent to such proposed Business Transaction, at least 30 days prior to the consummation of such Business

     Transaction (whether or not such proxy statement is required to be mailed pursuant to such Act or subsequent provisions), and such proxy statement shall contain in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the proposed Business Transaction that the members of the Board of Directors of this corporation who are not Related Party Directors may choose to state, and (ii) the opinion of an investment banking firm as to both (I) the fair market value of any consideration other than cash to be received per share of Common Stock (as required by clause (a) above), and (II) the fairness of the terms of the proposed Business Transaction from the point of view of the holders of Common Stock other than Interested Related Parties. Such investment bank-ing firm shall be engaged solely on behalf of the holders of Common Stock other than Interested Related Parties, shall be selected by a majority of the directors of this corporation who are not themselves Related Party Directors, shall be paid a reasonable fee for its services by this corporation upon receipt of such opinion and shall be a major investment banking firm of national reputation that has not previously been associated with any Interested Related Party. For purposes of clause (a) above, the term "consideration other than cash to be received" shall include Common Stock of this corporation retained by its stockholders in the event of a Business Transaction in which this corporation is the surviving corporation.

          C. Except as otherwise provided in this Article ELEVENTH, any direct or indirect purchase or other acquisition by the corporation of any shares of stock of the corporation owned by any Related Party (as hereinafter defined) who has beneficially owned such shares of stock for less than three years preceding the date of such proposed purchase or other acquisition shall require the affirmative vote or consent of the holders of that number of outstanding shares of all classes of stock of this corporation entitled to vote in elections of directors (considered for the purposes of this Article ELEVENTH as one class) which equals the sum of (a) the number of outstanding shares proposed to be purchased from such Related Party (as hereinafter defined) plus (b) ninety percent (90%) of the remaining number of outstanding shares of such voting stock.

          D. The provisions of paragraph C of this Article ELEVENTH shall not apply to (i) any offer to purchase made by the corporation which is made on the same terms and conditions to the holders of all shares of stock of the corpora-tion, (ii) any purchase by the corporation of shares owned by a Related Party occurring after the end of three years following the date of the last acquisition by such Related Party of stock of the corporation, (iii) any transaction which may be deemed to be a purchase by the corporation of shares of its stock which is made in accordance with the terms of any stock option or other employee benefit plan now or hereafter maintained by the corporation, or (iv) any purchase by the corporation of shares of its stock at prevailing market prices pursuant to a stock repurchase program.

          E. Except as otherwise provided in this Article ELEVENTH, a Related Party may not, pursuant to a tender offer, one or more market purchases, or otherwise, acquire directly or indirectly, beneficial ownership of greater than twenty percent (20%) of the outstanding Common Stock of this corporation without the prior approval of a majority of the Board of Directors unless, prior to such acquisition, the Related Party makes a cash tender offer for all of the outstanding Common Stock of this corporation not already owned, directly or indirectly, or controlled by the Related Party at a price which is at least equal to the higher of (i) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealer's fees, dealer-management compensation and similar expenses) paid or payable by the Related Party to acquire beneficial ownership of any shares of Common Stock of this Corporation during the twelve month period immediately preceding the commencement of such tender offer; or (ii) the highest market price of this corporation's Common Stock, during such twelve month period, and the Related Party purchases all shares of this corporation's Common Stock properly tendered pursuant to the cash tender offer.

          F.   For the purposes of this Article ELEVENTH:

          1.   the term "Business Transaction" shall mean:

               (a) any merger or consolidation of this corporation or any of its subsidiaries with or into any Related Party or any Affiliate or Associate of a Related Party, or

               (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of this corporation or any of its subsidiaries to or with any Related Party or any Affiliate or Associate of a Related Party if such assets have a book value in excess of 10 percent of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of the corporation and all subsidiaries which are consolidated for public financial reporting purposes at the end of its most recent fiscal period ending prior to the time the determination is made for which financial information is available, or

               (c) any issuance, sale, exchange, transfer or other disposition by this corporation or any of its subsidiaries of any securities of this corporation or any of its subsidiaries to or with any Related Party or any Affiliate or Associate of a Related Party, or

               (d) any recapitalization of this corporation or any subsidiary, or merger or consolidation of this corporation with any subsidiary, which has the effect, directly or in-directly, of increasing the proportionate interest of any Related Party or any Affiliate or Associate of a Related Party in the outstanding stock of any class of this corpo-ration or any subsidiary;

          2. the term "Person" shall mean any corporation, partnership, association, trust, business entity, estate or individual;

          3. the terms "Affiliate" and "Associate" shall have the meanings given them in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 1, 1985;

          4. a Person shall be deemed to be the beneficial owner of any shares of stock of this corporation

               (a) which such Person beneficially owns, as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Secu-rities Exchange Act of 1934, as in effect on May 1, 1985, or

               (b) which such Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, regardless of whether such right to acquire is presently exercisable, or

               (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above), (i) by any Affiliate or Associate of such Person, or (ii) by any Person acting in concert with it, or

               (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above), by any Person with which it or any Affiliate or Associate of it, or any Person acting in concert with it or with any Affiliate or Associate of it, has any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of stock of this corporation;

          5. the term "Related Party" shall mean and include any Person which is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of stock of this corporation entitled to vote in elections of directors (considered for the purposes of this Article ELEVENTH as one class);

          6. the term "Related Party Director" shall mean and include each director of this corporation who is himself or herself a Related Party or an Affiliate or Associate of a Related Party or an officer, director or employee of a Related Party or of an Affiliate or Associate of a Related Party; and

          7. the term "Interested Related Party" shall mean a Related Party that is a party to a Business Transaction or is an Affiliate or Associate of a party to a Business Transaction or will experience an increase in its proportionate interest in the outstanding stock of any class of this corporation as a result of a Business Transaction. For the purposes of determining whether a Person is a Related Party under this Article ELEVENTH, the outstanding shares of any class of stock of this corporation shall include shares deemed owned through application of clauses (a), (b),
     (c) and (d) of subparagraph (4) above, but shall not include any other share which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          G. On the basis of information known to this corporation, the Board of Directors of this corporation, acting by resolutions adopted by a majority of those members of the board of directors who are not themselves Related Party Di-rectors, shall make all determinations to be made under this Article ELEVENTH, including whether (1) a Person beneficially owns 5% or more of the outstanding shares of stock of this corporation entitled to vote in elections of directors, or (2) a Person has the right to acquire shares of stock of this corporation, or
(3) a Person is an Affiliate or Associate of another, or (4) a Person has any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of stock of this corporation, or (5) a Person is acting in concert with any other Person, or (6) an amount equals or exceeds the highest per share price paid or payable by an Interested Related Party for Common Stock, or (7) an amount equals or exceeds the per share book value of Common Stock, or
(8) a form of consideration other than cash is the same form as used by an Interested Related Party to acquire the largest number of shares of Common Stock previously acquired by an Interested Related Party, or (9) an investment banking firm is a firm of national reputation, or (10) a fee to be paid an investment banking firm is reasonable, or (11) an investment banking firm has been previously associated with an Interested Related Party; and all such determinations shall be conclusive.

          H. In addition to any other requirements for amendments to this Restated Certificate of Incorporation, no amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article ELEVENTH unless such amendment shall receive the affirmative vote or consent of the holders of that number of outstanding shares of all classes of stock of this corporation entitled to vote in elections of directors (considered for the purposes of this Article ELEVENTH as one class) which equals the sum of
(a) the number of outstanding shares of such voting stock beneficially owned by all Related Parties, plus (b) ninety percent (90%) of the remaining number of outstanding shares of such voting stock that are not beneficially owned by any Related Party; provided that this paragraph H of Article ELEVENTH shall not apply to any amendment to this Certificate of Incorporation approved by a resolution adopted by not less than three-fourths of those members of the Board of Directors of this corporation holding office at the time such resolution is adopted who are not themselves Related Party Directors.

          TWELFTH. This corporation reserves the right to amend this Certificate of Incorporation, and thereby to change or repeal any provisions herein contained from time to time, and all rights conferred upon stockholders by the Certificate of Incorporation are granted subject to this reservation.

          3. The amendments to the Corporation's Certificate of Incorporation, as heretofore amended or supplemented, effected by this Restated Certificate of Incorporation were proposed by the directors and adopted by the stockholders in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware. Except as set forth in the foregoing sentence, this Restated Certificate of Incorporation merely restates and integrates but does not further amend the Corporation's Certificate of Incorporation, as heretofore amended or supplemented, and was duly adopted by the Corporation's Board of Directors without a vote of the stockholders, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Plains Petroleum Company has caused this Restated Certificate of Incorporation to be signed by E. J. Jackson, its President and Chief Executive Officer, and attested by Robert A. Miller, Jr., its Secretary, this 27th of May, 1987.

                                   PLAINS PETROLEUM COMPANY



                                   By: /s/  Elmer J. Jackson
                                      -----------------------------
                                      Elmer J. Jackson
                                      President and
                                      Chief Executive Officer


ATTEST:



/s/ Robert A. Miller, Jr.
-------------------------
Robert A. Miller, Jr.
Secretary
                                      -18-